Exhibit 99-Press Release of Amistar Corporation dated March 30, 2006, reporting Amistar's financial results for the fourth quarter 2005.

AMISTAR REPORTS FOURTH QUARTER 2005 FINANCIAL RESULTS

SAN MARCOS, CALIFORNIA, March 30, 2005 /PRIMEZONE/ -- Amistar Corporation (OTC Bulletin Board-AMTA.OB) today reported sales and results for the three and twelve months ended December 31, 2005.

The Condensed Consolidated Statements of Operations included in this release reflect the AMS operating results presented as a discontinued operation.

Net sales for the three months ended December 31, 2005 decreased $186,000 or 22% to $655,000, compared to $841,000 for the same quarter in 2004. Net sales for the twelve months ended December 31, 2005 decreased $33,000 or .1% to $3,418,000, compared to $3,451,000 for the same period in 2004.

There was a net loss from continuing operations for the three months ended December 31, 2005 of $1,270,000 or $0.40 per share compared to a net loss from continuing operations of $1,116,000 or $0.36 per share for the same quarter in 2004. There was a net loss for the three months ended December 31, 2005 of $1,073,000 or $0.40 per share compared to a net loss of $1,346,000 or $0.36 per share for the same quarter in 2004. The income from discontinued operations was $197,000 for the three months ended December 31, 2005 compared to a $230,000 loss during the same period in 2004.

There was a net loss from continuing operations for the twelve months ended December 31, 2005 of $4,293,000 or $1.36 per share compared to a net loss from continuing operations of $3,050,000 or $0.99 per share for the same period in 2004. There was a net loss for the twelve months ended December 31, 2005 of $4,157,000 or $1.32 per share compared to a net loss of $3,371,000 or $1.09 per share for the same period in 2004. The income from discontinued operations was $136,000 for the twelve months ended December 31, 2005 compared to a $321,000 loss from discontinued operations during the same period in 2004.

The operating loss from continuing operations for the three months ended December 31, of 2005 and 2004, respectively, includes:

     o $317,000 and $408,000, for start-up and machine development costs related to the new Distributed Delivery Networks venture to provide automated equipment and systems to the retail pharmacy market.
     o $361,000 and $357,000, related to litigation defense and counter-suit costs (in 2005) for the lawsuit with Asteres, Inc.

The income from discontinued operations for the three months ended December 31, 2005 increased over the loss from discontinued operations during the same period in 2004, due primarily to an $190,000 gain on sale of equipment. The income from discontinued operations during the twelve months increased from the loss from discontinued operations during the same period in 2004, due primarily to increased gross profit on increased sales, a $271,000 gain on sale of equipment and partially offset by employee separation costs.

"The Company is pleased to have settled its litigation in January 2006, and now is able to focus on providing automation solutions, including bringing the new Rx-APM(TM) from the development stage to the market. Working jointly with our majority-owned subsidiary Distributed Delivery Networks, the Company during the fourth quarter of 2005 continued its software and hardware development of the Rx-APM, including the development of integration interfaces for another pharmacy chain trial installation" stated Stuart Baker, Amistar's President.

                                    Condensed Consolidated Statements of Operations

                                                            Three Months Ended              Twelve Months Ended
                                                                December 31,                    December 31,
                                                            2005            2004            2005            2004
                                                        ------------    ------------    ------------    ------------
Net sales                                               $    655,000    $    841,000    $  3,418,000    $  3,451,000
Cost of sales                                                592,000         639,000       2,701,000       2,563,000
                                                        ------------    ------------    ------------    ------------
Gross profit                                                  63,000         202,000         717,000         888,000
Operating expenses                                         1,453,000       1,270,000       5,477,000       3,881,000
                                                        ------------    ------------    ------------    ------------
Loss from continuing operations                           (1,390,000)     (1,068,000)     (4,760,000)     (2,993,000)
Other income (expense)                                       121,000               -         472,000          (7,000)
                                                        ------------    ------------    ------------    ------------
Loss from continuing operations before income taxes       (1,269,000)     (1,068,000)     (4,288,000)     (3,000,000)
Income taxes                                                   1,000          48,000           5,000          50,000
                                                        ------------    ------------    ------------    ------------
Net loss from continuing operations                       (1,270,000)     (1,116,000)     (4,293,000)     (3,050,000)
Income (loss) from discontinued operations, net of
   income taxes                                              197,000        (230,000)        136,000        (321,000)
                                                        ------------    ------------    ------------    ------------
Net loss                                                $ (1,073,000)   $ (1,346,000)   $ (4,157,000)   $ (3,371,000)
                                                        ============    ============    ============    ============

Loss per common share on continuing
   operations-basic and diluted                         $      (0.40)   $      (0.36)   $      (1.36)   $      (0.99)
                                                        ============    ============    ============    ============
Income (loss) per common share on
   discontinued operations-basic and diluted            $       0.06    $      (0.07)   $       0.04    $      (0.10)
                                                        ============    ============    ============    ============
Loss per common share-basic and diluted                 $      (0.34)   $      (0.43)   $      (1.32)   $      (1.09)
                                                        ============    ============    ============    ============
Shares used In per share calculation-
   basic and diluted                                       3,168,232       3,115,794       3,152,313       3,093,775
                                                        ============    ============    ============    ============

Statements contained in this release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Part 1 of the Company's Annual Report on Form 10-KSB. Actual results may differ materially from anticipated results.


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

Amistar Corporation provides automation solutions primarily for the industrial and retail markets. The Company designs, develops, manufactures, markets and services a variety of automated equipment used to assemble electronic components and product identification media to printed circuit boards and other assemblies. In addition, the Company provides design and manufacturing resources to create customized factory automation equipment and other products according to customers' specification in a broad range of industries. Through its majority-owned subsidiary, Distributed Delivery Networks Corporation, the Company provides automated point-of-sale machines that control the dispensing of securely stored items such as consumer products and prescriptions to retail customers.

Additional information about Amistar is available at www.amistar.com and Distributed Delivery Networks Corporation at www.ddncorp.com


Contact:

Gregory Leiser
Vice-President Finance and CFO
760-471-1700
gregL@amistar.com




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